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                                                                    EXHIBIT 99.b


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                                                                   Exhibit 99(b)

                                        PROXY

                               BANKBOSTON CORPORATION

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
                               BANKBOSTON CORPORATION


     The undersigned, revoking all previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Joint Proxy Statement-Prospectus in connection with the Special Meeting of Stockholders to be held at 10:30 a.m. on August 11, 1999 in the Auditorium of The Federal Reserve Bank of Boston and hereby appoints Frank L. Farwell, J. Donald Monan, and Gary A. Spiess, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of BANKBOSTON CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal referred to on the reverse side of this proxy.

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 14, 1999, BY AND BETWEEN BANKBOSTON CORPORATION AND FLEET FINANCIAL GROUP, INC., AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT, AND IN ACCORDANCE WITH THE PROXYHOLDERS' JUDGMENT WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

SEE REVERSE                                                         SEE REVERSE
  SIDE                                                                  SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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[X]     Please mark
        votes as in
        this example

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF BANKBOSTON
CORPORATION.
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.
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1. Approval of the Agreement and Plan of         FOR       AGAINST      ABSTAIN
   Merger, dated as of March 14, 1999, by and
   between BankBoston Corporation and Fleet      ---         ---          ---
   Financial Group, Inc., and the consummation of the transactions contemplated by that agreement.

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                                Mark Here for ___        Mark Here if you ____
                                Address Change and       Plan to Attend
                                Note at Left             the Meeting



                                Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                Signature:_____________________ Date:__________

                                Signature:_____________________ Date:__________